EXHIBIT 24

                        POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors of Alcoa Inc. (the "Company") hereby constitute and appoint RICHARD B. KELSON, ROBERT G. WENNEMER, EARNEST J. EDWARDS and DENIS A. DEMBLOWSKI, or any of them, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Company's Annual Report on Form 10-K for 1998, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the undersigned Directors of the Company to the Company's Annual Report on Form 10-K for 1998 to be filed with the Securities and Exchange Commission and to any instruments or documents filed as part of or in connection with any such Form 10-K, including any amendments or supplements thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned have subscribed these presents on the date set opposite their names below.



/s/Alain J. P. Belda               January 8, 1999
Alain J. P. Belda



/s/Kenneth W. Dam		   January 8, 1999
Kenneth W. Dam



/s/Joseph T. Gorman		   January 8, 1999
Joseph T. Gorman



/s/Judith M. Gueron		   January 8, 1999
Judith M. Gueron



/s/Sir Ronald Hampel		   January 8, 1999
Sir Ronald Hampel


/s/Hugh M. Morgan	           January 8, 1999
Hugh M. Morgan



/s/John P. Mulroney		   January 8, 1999
John P. Mulroney



/s/Henry B. Schacht		   January 8, 1999
Henry B. Schacht



/s/Franklin A. Thomas		   January 8, 1999
Franklin A. Thomas



/s/Marina v.N. Whitman		   January 8, 1999
Marina v.N. Whitman